                                                                    EXHIBIT 1.03


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                          FIRST SUPPLEMENTAL INDENTURE



                                  BY AND AMONG


                              SCHULER HOMES, INC.,


                             SCHULER HOLDINGS, INC.


                                       AND

                                 BANK OF HAWAII,
               ACTING THROUGH ITS PACIFIC CENTURY TRUST DIVISION,
                                   AS TRUSTEE



                            DATED AS OF APRIL 2, 2001



                         SUPPLEMENTING AND AMENDING THE
                    INDENTURE, DATED AS OF JANUARY 15, 1993,
             BY AND BETWEEN SCHULER HOMES AND BISHOP TRUST COMPANY (AS
                              PREDECESSOR TRUSTEE)
                                  PROVIDING FOR

                6.5% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2003




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






                                TABLE OF CONTENTS


                                                                           PAGE

ARTICLE I             DEFINITIONS; INTERPRETATION............................2

         Section 1.1       Definitions.......................................2

         Section 1.2       Interpretation....................................2

ARTICLE II            AMENDMENTS.............................................3

         Section 2.1       Amendment to Form of Debenture....................3

         Section 2.2       Amendment to Section 1.01 (Definitions)...........3

         Section 2.3       Global Amendment..................................4

         Section 2.4       Amendment to Section 15.02........................4

         Section 2.5       Amendment to Section 15.05........................4

         Section 2.6       Amendment to Section 15.08........................4

         Section 2.7       Amendment to Section 15.09........................5

         Section 2.8       Amendment to Section 15.10........................5

         Section 2.9       Amendment to Section 16.02........................5

         Section 2.10      Amendment to Section 16.03........................5

         Section 2.11      Amendment to Section 17.03........................5

ARTICLE III           MISCELLANEOUS..........................................6

         Section 3.1       Conflict with the Trust Indenture Act.............6

         Section 3.2       Date and Time of Effectiveness....................6

         Section 3.3       Debentures Deemed Conformed.......................6

         Section 3.4       Successors........................................6

         Section 3.5       Benefits of Supplemental Indenture................6

         Section 3.6       Separability......................................6

         Section 3.7       Trustee Responsibility............................6

         Section 3.8       Headings..........................................6

         Section 3.9       Counterparts......................................7

         Section 3.10      Governing Law.....................................7

EXHIBIT A - AMENDED FORM OF DEBENTURE

                                                               EXHIBIT 1.03

         FIRST SUPPLEMENTAL INDENTURE, dated as of April 2, 2001 (this "SUPPLEMENTAL INDENTURE"), by and among SCHULER HOMES, INC., a Delaware corporation (the "COMPANY"), SCHULER HOLDINGS, INC., a Delaware Corporation ("Schuler Holdings"), and BANK OF HAWAII, ACTING THROUGH ITS PACIFIC CENTURY TRUST DIVISION, as successor trustee (the "TRUSTEE").


         WHEREAS, the Company and Bishop Trust Company, Limited, as the predecessor to the Trustee, entered into an Indenture, dated as of January 15, 1993 (the "ORIGINAL INDENTURE"), providing for the issuance by the Company of its 6.5% Convertible Subordinated Debentures (the "DEBENTURES"); and

         WHEREAS, as of the date hereof, Debentures in the aggregate principal amount of $57,500,000 have been issued and are outstanding; and

         WHEREAS, pursuant the Original Indenture, the Debentures may be converted into Common Stock (as defined in the Original Indenture) of the Company at the times and under the conditions set forth in the Original Indenture; and

         WHEREAS, Section 15.06 of the Original Indenture provides that in the event of any merger of the Company with another company as a result of which holders of Common Stock of the Company ("COMMON STOCK") shall be entitled to receive stock in exchange for such Common Stock, the Company shall execute with the Trustee a supplemental indenture providing that each Debenture shall be convertible into the kind and amount of shares of stock receivable upon such merger by a holder of Common Stock issuable upon conversion of such Debenture immediately prior to such merger; and

         WHEREAS, pursuant to an Agreement and Plan of Reorganization, dated as of September 12, 2000 (the "PLAN OF REORGANIZATION"), as amended, by and among the Company, Apollo Real Estate Investment Fund, L.P., a Delaware limited partnership ("APOLLO"), Blackacre WPH, LLC, a Delaware limited liability company ("BLACKACRE"), Highridge Pacific Housing Investors, L.P., a California limited partnership ("HIGHRIDGE"), AP WP Partners, L.P., a Delaware limited partnership ("APWP"), AP Western GP Corporation, a Delaware corporation ("AP WESTERN"), API LHI, Inc., a California corporation ("API"), and Lamco Housing, Inc., a California corporation ("LAMCO," and collectively with Apollo, Blackacre, Highridge, APWP, AP Western and API, the "WP PARTNERS"), the Company and the WP Partners have formed Schuler Holdings; and

         WHEREAS, further pursuant to the Plan of Reorganization, at the Effective Time (as defined in the Plan of Reorganization), a newly formed wholly-owned subsidiary of Schuler Holdings shall merge into the Company and, concurrently therewith, each outstanding share of Common Stock shall be converted into one share of Class A Common Stock, par value $.001 per share, of Schuler Holdings ("CLASS A COMMON STOCK"); and

         WHEREAS, pursuant to Section 15.06 of the Original Indenture, the Company has requested Schuler Holdings and the Trustee to join with the Company in executing this Supplemental Indenture so that, as of the Effective Time, the Debentures shall be convertible into Class A Common Stock instead of Common Stock; and

         WHEREAS, Section 11.01 of the Original Indenture provides that the Company and the Trustee may enter into a supplemental indenture without the consent of any holder of the Debentures to provide for the conversion rights of the Debenture holders in accordance with Section 15.06 of the Original Indenture and to make other changes which shall not adversely affect the interests of the Debenture holders; and

         WHEREAS, except as otherwise provided herein, the Company shall continue to be the obligor with respect to all the covenants, duties and obligations set forth in the Original Indenture (including, without limitation, all payments of principal of, and premium, if any, and interest on, the Debentures) after the effective date of this Supplemental Indenture; and

         WHEREAS, the Company, Schuler Holdings and the Trustee have agreed to execute this Supplemental Indenture and have done all things necessary under their respective charters and by-laws and the Original Indenture to enter into this Supplemental Indenture; and

         NOW, THEREFORE, in consideration of these premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all holders of the Debentures as follows:



                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

         Section 1.1 DEFINITIONS. Capitalized terms that are defined in the preamble or the recitals hereto shall have such meanings throughout this Supplemental Indenture. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Original Indenture. The meanings assigned to all defined terms used in this Supplemental Indenture shall be equally applicable to both the singular and plural forms of such defined terms. The term "Indenture" as used herein shall mean the Original Indenture, as amended and supplemented by this Supplemental Indenture, or as otherwise supplemented or amended from time to time by one or more supplemental indentures thereto or hereto entered into pursuant to the applicable provisions of the Indenture.

         Section 1.2 INTERPRETATION. References in the Original Indenture (including references in the Original Indenture as amended or supplemented hereby) to "this Indenture" (and indirect references such as "hereunder," "herein" and "hereof") shall be deemed references to the Original Indenture as amended and supplemented hereby. All of the covenants, agreements and provisions of Supplemental Indenture shall be deemed to be and construed as part of the Original Indenture to the same effect as if fully set forth therein and shall be fully enforceable in the manner provided in the Original Indenture. Except as otherwise expressly provided in this Supplemental Indenture, all of the covenants, agreements and provisions of the Original Indenture shall remain in full force and effect.

                                   ARTICLE II

                                   AMENDMENTS

         Section 2.1 AMENDMENT TO FORM OF DEBENTURE. With reference to Section
3.3 below (providing that all then outstanding Debentures as of the effective date of this Supplemental Agreement shall be deemed conformed to this Supplemental Agreement without necessity of reissuance or exchange), the form of Debenture set forth in the second "Whereas" clause of the Original Indenture is hereby deleted in its entirety and replaced with the form of Debenture set forth in EXHIBIT A hereto.


         Section 2.2 AMENDMENT TO SECTION 1.01 (DEFINITIONS). Section 1.01 of the Original Indenture shall be amended as follows:

                (a) Section 1.01 of the Original Indenture shall be amended by inserting therein the following terms and definitions:

                       (i) CLASS A COMMON STOCK: The term "Class A Common Stock" shall mean Class A Common Stock of Schuler Holdings or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Schuler Holdings and which are not subject to redemption by Schuler Holdings; PROVIDED that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                      (ii) FIRST SUPPLEMENTAL INDENTURE: The term "First Supplemental Indenture" shall mean the First Supplemental Indenture, dated as of April 2, 2001, by and among the Company, Schuler Holdings and the Trustee.

                     (iii) SCHULER HOLDINGS: The term "Schuler Holdings" shall mean Schuler Holdings, Inc., a Delaware corporation.

                (b) The definition of the term "Common Stock" shall be deleted from Section 1.01 of the Original Indenture.

                (c) The definitions of the terms "Corporate Office of the Trustee," "Subsidiary" and "Trustee" shall be amended each to read in its entirety as follows:

                      (i) CORPORATE TRUST OFFICE OF THE TRUSTEE: The term "Corporate Trust Office of the Trustee," or other similar terms, shall mean the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office, at the date of the First Supplemental Indenture, is located at 111 South King Street, Honolulu, Hawaii 96813."

                    (ii) SUBSIDIARY: The term "Subsidiary" shall mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company; PROVIDED that, where specified as such in this Indenture, the term `Subsidiary of Schuler Holdings' shall mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Schuler Holdings or by one or more other Subsidiaries of Schuler Holdings. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                   (iii) TRUSTEE: The term "Trustee" shall mean Bank of Hawaii, acting through its Pacific Century Trust division, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.


         Section 2.3 GLOBAL AMENDMENT. All instances in the Original Indenture to the term "Common Stock" shall be replaced with the term "Class A Common Stock."


         Section 2.4 AMENDMENT TO SECTION 15.02. Section 15.02 of the Original Indenture shall be amended as follows:

                (a) The first sentence of the second paragraph of Section
15.02 of the Original Indenture shall be amended such that all instances therein of the words "the Company" shall be replaced with the words "Schuler Holdings."

                (b) The proviso clause of the (only) sentence of the third paragraph of Section 15.02 of the Original Indenture shall be amended such that the words "the stock transfer books of the Company" shall be replaced with the words "the stock transfer books of Schuler Holdings."

         Section 2.5 AMENDMENT TO SECTION 15.05. Section 15.05 of the Original Indenture shall be amended as follows:

                (a) All instances therein of the words "the Company" shall be replaced with the words "Schuler Holdings."

                (b) All instances therein of the words "Board of Directors" or "Board of Directors of the Company" shall be replaced with the words "Board of Directors of Schuler Holdings."

                (c) All instances therein of the word "Subsidiary" shall be replaced with the words "Subsidiary of Schuler Holdings."

        Section 2.6 AMENDMENT TO SECTION 15.08. Section 15.08 of the Original Indenture shall be amended such that all instances therein of the words
"the Company" shall be replaced with "Schuler Holdings."

        Section 2.7 AMENDMENT TO SECTION 15.09. The third sentence of Section
15.09 of the Original Indenture shall be amended to read in its entirety as follows:

        "Subject to the provisions of Section 9.01, neither the Trustee nor any conversion agent shall be responsible for any failure of Schuler Holdings, or the Company, as the case may be, to issue, transfer or deliver any shares of Class A Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of Schuler Holdings or the Company contained in this Article."


         Section 2.8 AMENDMENT TO SECTION 15.10. Section 15.10 of the Original Indenture shall be amended as follows:

                (a) Clauses (a), (b) and (c) of Section 15.10 of the Original Indenture shall be amended such that all instances therein of the words "the Company" shall be replaced with the words "Schuler Holdings."

                (b) Clause (d) of Section 15.10 of the Original Indenture shall be amended to read in its entirety as follows: "(d) of the voluntary or involuntary dissolution, liquidation or winding up of Schuler Holdings or the Company;".

         Section 2.9 AMENDMENT TO SECTION 16.02. Section 16.02 of the Original Indenture shall be amended as follows:

                (a) The proviso clause of subsection (d) of Section 16.02 of the Original Indenture shall be amended such that the words "the stock transfer books of the Company" therein shall be replaced with the words "the stock transfer books of Schuler Holdings."

                (b) Subsection (h) of Section 16.02 of the Original Indenture shall be amended such that the words "the Company" therein shall be replaced with the words "Schuler Holdings."

         Section 2.10 AMENDMENT TO SECTION 16.03. Section 16.03 shall be amended such that all instances therein of the words "the Company" shall be replaced with "Schuler Holdings."


         Section 2.11 AMENDMENT TO SECTION 17.03. The last sentence of Section
17.03 shall be amended to read in its entirety as follows:

          "Any notice direction, request or demand hereunder to and upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee, which office is, as the date of the First Supplemental Indenture, located at 111 South King Street, Honolulu, Hawaii 96813, Attention: Corporate Trust Department; telephone: (808) 538-4489; facsimile: (808) 538-4005."

                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.1 CONFLICT WITH THE TRUST INDENTURE ACT. If any provision of this Supplemental Indenture modifies or excludes with any provision of the Trust Indenture Act of 1939 (the "TIA") that is required under the TIA to be part of and govern the Indenture, such provision of the TIA shall control. If any provision hereof modifies or excludes any provision of the TIA that may be so modified or excluded under the TIA with respect to the Indenture, such provision of the TIA shall be deemed to be so modified or excluded with respect to this Supplemental Indenture.

         Section 3.2 DATE AND TIME OF EFFECTIVENESS. This Supplemental Indenture shall take effect and become a legally binding instrument at and as of the Effective Time (as defined in the Plan of Reorganization).

         Section 3.3 DEBENTURES DEEMED CONFORMED. As of the effective date of this Supplemental Indenture, the provision of each Debenture then outstanding shall be deemed to be conformed, without necessity for any reissuance or exchange of such Debenture or any other action on the part of the holders of the Debentures, the Company or the Trustee, so as to reflect this Supplemental Indenture.

         Section 3.4 SUCCESSORS. All agreements by the Company, Schuler Holdings and the Trustee in this Supplemental Indenture and in the Original Indenture shall bind their respective successors.

         Section 3.5 BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give any Person, other than the parties hereto and their successors hereunder, and the holders of the Debentures, any benefit or any legal and equitable right, remedy or claim under this Supplemental Indenture or the Original Indenture.

         Section 3.6 SEPARABILITY. In case any provision in this Supplemental Indenture, or in the Original Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

         Section 3.7 TRUSTEE RESPONSIBILITY. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Original Indenture. The Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions of its acceptance of the trusts under the Original Indenture, as fully as if said terms and conditions were set forth in full herein.

         Section 3.8 HEADINGS. The Article, Section and Exhibit headings of this Supplemental Indenture have been inserted for convenience and reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 3.9 COUNTERPARTS. This Supplemental Indenture may be executed in counterparts, each of which shall for all purposes be deemed to be an original, and all of which shall together constitute but one and the same instrument.

         Section 3.10 GOVERNING LAW. This Supplemental Indenture shall be deemed to be a contract made under the laws of Delaware, and for all purposes shall be construed in accordance with the laws of Delaware.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                 SCHULER HOMES, INC.




                                 By: /s/ James K. Schuler
                                 ----------------------------------------------
                                               James K. Schuler
                                         President and Chief Executive
                                                   Officer

                                 SCHULER HOLDINGS, INC.




                                 By: /s/ Thomas Connelly
                                 ----------------------------------------------
                                             Thomas Connelly
                                    Senior Vice President and Chief
                                            Financial Officer


                                 BANK OF HAWAII, ACTING THROUGH ITS PACIFIC
                                 CENTURY TRUST DIVISION




                                 By: /s/ Johanna K. Tokunaga
                                 ----------------------------------------------
                                            Johanna K. Tokunaga
                                         Assistant Vice President




                                 By: /s/ Monica F. Boe
                                 ----------------------------------------------
                                               Monica F. Boe
                                               Vice President

                                    EXHIBIT A

                            AMENDED FORM OF DEBENTURE


                           [FORM OF FACE OF DEBENTURE]

No.                                                          $_________________

                               SCHULER HOMES, INC.

                6.5% Convertible Subordinated Debenture Due 2003

         SCHULER HOMES, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to _____________________________, or registered assigns, the principal sum of
_________________ Dollars on January 15, 2003 at the office or agency of the Company maintained for that purpose in, at the Company's option, Honolulu, Hawaii or New York, New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on January 15 and July 15 of each year, commencing July 15, 1993, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Debenture, from the January 15 or July 15, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no interest has been paid or duly provided for on the Debentures, in which case from January 28, 1993, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any December 15 or June 15, as the case may be, and before the following January 15 or July 15, this Debenture shall bear interest from such January 15 or July 15; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest due on such January 15 or July 15, then this Debenture shall bear interest from the next preceding January 15 or July 15 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on the Debentures, from January 28, 1993. The interest so payable on any January 15 or July 15 will be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the record date, which shall be the January 1 or July 1 whether or not a business day) next preceding such January 15 or July 15, provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such person.

         Reference is made to the further provisions of this Debenture set forth on the reverse hereof including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Debentures to the prior payment in full of all Senior Indebtedness as defined in the Indenture and provisions giving the holder of this Debenture the right to convert this Debenture into Class A Common Stock of Schuler Holdings, Inc., a Delaware corporation ("Class A Common Stock") on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Debenture shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be construed in accordance with and governed by the laws of said State.

         This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                 SCHULER HOMES, INC.



                                 By:
                                 -----------------------------------------------
                                     James K. Schuler,
                                     President and Chief Executive
                                     Officer

ATTEST:



----------------------------------
Secretary

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   [FORM OF TRUSTEE'S OR AUTHENTICATING AGENT'S CERTIFICATE OF AUTHENTICATION]


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-mentioned Indenture.

                                 BANK OF HAWAII, acting through its Pacific
                                 Century Trust division, as Trustee



                                 By:
                                 -----------------------------------------------
                                             Authorized Officer

                         [FORM OF REVERSE OF DEBENTURE]

                               SCHULER-HOMES, INC.

                6.5% Convertible Subordinated Debenture Due 2003

         This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 6.5% Convertible Subordinated Debentures Due 2003 (herein called the "Debentures"), limited to the aggregate principal amount of $57,500,000 all issued or to be issued under and pursuant to an Indenture, dated as of January 15, 1993, by and between the Company and Bishop Trust Company, Limited (the predecessor trustee), as amended and supplemented by a First Supplemental Indenture, dated as of April 2, 2001, by and among the Company, Schuler Holdings, Inc. ("Schuler Holdings") and Bank of Hawaii, acting through its Pacific Century Trust division, as successor trustee (the "Trustee") (as so amended and supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures (herein sometimes called the "Debentureholders").

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee with the consent of the holders of a majority of the principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any, supplemental indenture or modifying in any manner the rights of the holders of the Debentures; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof; or impair or affect the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Debentures, or modify the provisions of the Indenture with respect to the subordination of the Debentures in a manner adverse to the Debentureholders, or impair the right to convert the Debentures into Class A Common Stock of Schuler Holdings ("Class A Common Stock") subject to the terms set forth in the Indenture, including Section 15.06, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Debentures, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences except (i) a default in the payment of interest or premium, if any, on or the principal of, any of the Debentures, (ii) a failure by the Company to convert any Debentures into Class A Common Stock or
(iii) a default in respect of a covenant or provision hereof which under Article Eleven of the Indenture cannot be modified or amended without the consent of the holders of all Debentures then outstanding. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution therefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

         The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Debenture is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney in fact for such purpose.

         No reference herein to the Indenture and no provision of this Debenture or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         Interest on the Debentures shall be computed on the basis of a year of twelve 30-day months.

         The Debentures are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, but without payment of any service charge, Debentures may be exchanged for a like aggregate principal amount of Debentures or other authorized denominations.

         The Debentures may be redeemed at the option of the Company as a whole, or from time to time in part, on any Business Day prior to maturity on or after January 15, 1996, upon mailing a notice of such redemption not less than thirty nor more than sixty days before the date fixed for redemption to the holders of Debentures at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed as percentages of the principal amount), together in each case with accrued interest to the date fixed for redemption:

         If redeemed during the twelve-month period beginning January 15:



YEAR              PERCENTAGE           YEAR                    PERCENTAGE
----              ----------           ----                    ----------

1996               103.5%              2000                      101.5%
1997               103.0               2001                      101.0
1998               102.5               2002                      100.5
1999               102.0               2003 and thereafter       100.0

PROVIDED, that if the date fixed for redemption is a January 15 or July 15, then the interest payable on such date shall be paid to the holder of record on the next preceding January 1 or July 1, respectively.

         Subject to the provisions of the Indenture, the holder hereof has the right, at his option, at any time on or before the close of business on January 15, 2003, or, as to all or any portion hereof called for redemption during such period, the close of business on the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof) to convert the principal hereof or any portion of such principal which is $1,000 or a multiple thereof, into that number of shares of Class A Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Debenture or portion thereof to be converted by the conversion price of $21.83 or such conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Debenture, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in, at the option of the Company, Honolulu, Hawaii or New York, New York, and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustments in respect of interest or dividends will be made upon any conversion; PROVIDED, HOWEVER, that if this Debenture shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the opening of business on the following interest payment date, this Debenture (unless it or the portion being converted shall have been called for redemption on a date in such period) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted. No factional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture of Debentures for conversion. A holder of Debentures is not entitled any rights of a holder of Class A Common Stock until such holder has converted his Debentures to Class A Common Stock, and only to the extent such Debentures are deemed to have been converted to Class A Common Stock under the Indenture.

         Any Debentures called for redemption, unless surrendered for conversion on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the holder of such Debentures at an amount equal to the applicable redemption price, together with accrued interest to the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Debentures from the holders thereof and convert them into Class A Common Stock and to make payment for such Debentures as aforesaid to the Trustee in trust for such holders.

         The Indenture provides that if a Risk Event (as defined therein) occurs, each holder of Debentures shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase all of such holder's Debentures, or any portion thereof that is an integral multiple of $1,000, for cash at a price equal to 100% of the principal amount of such Debentures to be repurchased together with accrued interest to the Repurchase Date. The Company may, at its option, in lieu of paying the Repurchase Price in cash, cause the Repurchase Price to be paid in Class A Common Stock valued at 95% of the average of the closing prices of the Class A Common Stock for the five trading days ending on the third trading preceding the Repurchase

Date; provided that payment may not be made in Class A Common Stock unless such stock is listed on a national securities exchange or quoted on the NASDAQ National Market System at the time of payment.

         Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company in, at the option of the Company, Honolulu, Hawaii or New York, New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company, the Trustee, any paying agent, any conversion agent and any Debenture registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other paying agent nor any other conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

         No recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:




TEN COM -     as tenants in common              UNIF GIFT MIN ACT -
TEN ENT -     as tenants by the entireties      ______________________ Custodian
                                                       (Cust)
JT TEN -      as joint tenants with right of    ______________________ under
              survivorship and not as tenants         (Minor)
              in common
                                                Uniform Gifts to
                                                Minors Act ______________
                                                              (State)


                    Additional abbreviations may also be used
                          though not in the above list.

                           (FORM OF CONVERSION NOTICE)

                                CONVERSION NOTICE

To: Schuler Homes, Inc.

         The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion hereof (which is $1,000 or a multiple thereof) below designated, into shares of Class A Common Stock in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:



                                              ---------------------------------


                                              ---------------------------------
                                                      Signature(s)

Signature(s) must be
guaranteed by a commercial
bank or trust company or a
member firm of a major stock
exchange if shares of Class A
Common Stock are to be
delivered, or Debentures to be
issued, other than to and in the
name of the registered holder.



---------------------------------------------
Signature Guarantee

Fill in for registration of shares
if to be delivered, and
Debentures if to be issued other
than to and in the name of the
registered holder:



---------------------------------------------
(Name)



---------------------------------------------
(Street Address)



---------------------------------------------
(City, State and zip code)


Please print name and address

                            Principal amount to be converted (if less than all):

                                   $____,000



                            ---------------------------------------------------
                             Social Security or other Taxpayer Identification
                                                Number

                              (FORM OF ASSIGNMENT]


For value received, _______________________ hereby sell(s), assign(s) and transfer(s) unto__________________________ (please insert social security or other identifying number of assignee) the within Debenture and hereby irrevocably constitutes and appoints _________________________ attorney to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.


Dated:


-----------------------------------  ---------------------------------------
Signature(s).

Signature(s) must be
guaranteed by a commercial
bank or trust company or a
member firm of a major stock
exchange.



-----------------------------------
Signature Guarantee

NOTICE: The signature on the conversion notice or the assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.